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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT
                         -----------------------------



We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-8 for the registration of common shares pertaining to the Varco 1980 Employee Stock Purchase Plan, Varco International 1990 Stock Option Plan and the Varco International Inc. 1994 Director's Stock Option Plan of Varco International, Inc. and to the incorporation by reference herein of our report dated January 28, 2000, with respect to the consolidated financial statements and schedules of Tuboscope Inc. included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, filed with the Securities and Exchange Commission.


                                    ERNST & YOUNG LLP

                                    /s/ Ernst & Young LLP

Houston, Texas
May 29, 2000

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